UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 2, 2015

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 2, 2015, Paratek Pharmaceuticals, Inc., disclosed in a presentation that is posted to the investor relations section of our website that we had approximately $100 million in cash as of January 2015. As of December 31, 2014 we had $98.9 million in cash, including $3.0 million in restricted cash. These amounts are preliminary, and have not been audited and are subject to change upon completion of our ongoing financial statement audit for the year ended December 31, 2014. Additional information and disclosures are required for a more complete understanding of our financial position and results of operations for the year ended December 31, 2014.

This Item 2.02 of this Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to our cash position as of December 31, 2014 and January 2015. These forward-looking statements are based upon our current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of financial closing procedures and the completion of the audit of our financial statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We do not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ Douglas Pagan
	Name:	Douglas Pagan
	Title:	Chief Financial Officer